U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 27, 2006

Innovative Designs, Inc.

(Exact Name of registrant as specified in its Charter)

Delaware

(State of Incorporation)

333-103746

Commission File No.

03-0465528

(IRS Employer Identification No.)

223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number  (412) 799-0350

All correspondence to:

Christopher H. Williams, Esquire

Leech Tishman Fuscaldo & Lampl, LLC

Citizens Bank Building, 30th Floor

525 William Penn Place

Pittsburgh, Pennsylvania 15219

(412) 261-1600 Telephone

(412) 227-5551 Facsimile

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Innovative Designs, Inc. (the “Company”) entered into an Exclusive License and Manufacturing Agreement (the “Agreement”) with the Ketut Group on April 25, 2006, with an effective date of April 1, 2006, whereby the Company acquired an exclusive, irrevocable license to develop, use, sell, manufacture and market products related to or utilizing INSULTEXTM, Korean Patent Number, (0426429) or any Insultex Technology. The License was awarded by the Korean inventor, an individual who is part of the Ketut Group, and the manufacturer of INSULTEXTM. The Company received an exclusive forty (40) year worldwide license with an initial term of ten (10) years and an option to renew the License for up to three (3) successive ten (10) year terms. Additionally, the Company was granted the exclusive rights to any current or future inventions, improvements, discoveries, patent applications and letters of patent which the Ketut Group controls or may control related INSULTEX™. Furthermore, the Company has the right to grant sub-licenses to other manufacturers for the use of INSULTEXTM or any Insultex Technology.

INSULTEXTM is ground-breaking thermal insulation, which is the lightest, thinnest, and warmest insulation on the market today. Characteristics of INSULTEXTM include being: thermal, waterproof, windproof, buoyant, lightweight, with a scent barrier. The many superior advantages of INSULTEXTM will revolutionize applications that utilize traditional thermal insulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

04/27/06

Innovative Designs, Inc.

/s/  Joseph Riccelli

By:  Joseph Riccelli

Title:  Chief Executive Officer